Exhibit 10.25

LOAN AND SECURITY AGREEMENT (EX-IM LOAN FACILITY)

THIS LOAN AND SECURITY AGREEMENT (EX-IM LOAN FACILITY) (“EX-IM AGREEMENT”) dated as of the Closing Date, between SILICON VALLEY BANK (“Bank”), California corporation, and IMPINJ, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this EX-IM Agreement will be construed following GAAP, calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules thereto. The terms “including” and “includes” always mean “including (or includes) without limitation” in this or any Loan Document. This EX-IM Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2.	LOAN AND TERMS OF PAYMENT

2.1	Promise to Pay.

Borrower will pay Bank the unpaid principal amount of all EX-IM Advances and interest on the unpaid principal amount of the EX-IM Advances as and when due in accordance with this EX-IM Agreement.

2.1.1	EX-IM Advances.

(a) Bank will make EX-IM Advances to Borrower not exceeding (i) the lesser of (x) the EX-IM Committed Line or (y) the Foreign Borrowing Base, minus (ii) the outstanding principal balance of any EX-IM Advances; provided, however, and notwithstanding any other term or provision of this EX-IM Agreement, the aggregate amount of outstanding EX-IM Advances hereunder together with the aggregate amount of Advances outstanding under the Domestic Loan Agreement shall not in any event exceed Four Million Dollars ($4,000,000) jointly. Amounts borrowed under this Section may be repaid and reborrowed during the term of this EX-IM Agreement.

(b) To obtain an EX-IM Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the EX-IM Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank a completed Transaction Report attached as Exhibit B and submit Export Orders in connection with such EX-IM Advance. Bank will credit EX-IM Advances to Borrower’s deposit account at Bank. Bank may make Credit Extensions under this EX-IM Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss suffered by Bank from that reliance.

(c) The EX-IM Committed Line terminates on the EX-IM Maturity Date, when all EX-IM Advances and other amounts due under this EX-IM Agreement are immediately payable.

2.2	Overadvances.

If the aggregate outstanding principal amount of EX-IM Advances made under Section 2.1.1 exceed the lesser of either (i) the EX-IM Committed Line or (ii) the Foreign Borrowing Base, Borrower must immediately pay Bank the excess.

2.3	Interest Rate, Payments.

(a) Interest Rate. EX-IM Advances accrue interest on the outstanding principal balance at a floating per annum rate equal to the greater of the Prime Rate or four percent (4.00%) which interest shall be payable monthly. During the existence of an Event of Default. Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a three hundred sixty (360) day year for the actual number of days elapsed.

(b) Payments. Interest due on the EX-IM Committed Line is payable on the first (1st) day of each month. Bank may debit any of Borrower’s deposit accounts including the Designated Deposit Account for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrues.

2.4	Fees.

Borrower will pay:

(a) Bank Expenses. On the Closing Date, all Bank Expenses (including reasonable attorneys’ fees and expenses) invoiced to Borrower (provided however that legal fees, including all EX-IM Bank Expenses shall not exceed Seventeen Thousand Five Hundred Dollars ($17,500) on the Closing Date), and within ten (10) Business Days after demand therefor, all Bank Expenses incurred through and after the date of this EX-IM Agreement (including reasonable attorneys’ fees and expenses); and

(b) EX-IM Bank Expenses. On the Closing Date, EX-IM Bank Expenses incurred through the date hereof (provided however Bank Expenses shall not exceed Seventeen Thousand Five Hundred Dollars ($17,500) on the Closing Date).

2.5	Use of Proceeds.

Borrower will use the proceeds of the EX-IM Advances only for the purposes specified in the EX-IM Borrower Agreement. Borrower will not use the proceeds of the EX-IM Advances for any purpose prohibited by the EX-IM Borrower Agreement.

2.6	EX-IM Guarantee.

To facilitate the financing of EX-IM Eligible Foreign Accounts, the EX-IM Bank has agreed to guarantee the EX-IM Advances made under this EX-IM Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the “EX-IM Guarantee”). If, at any time after the EX-IM Guarantee has been entered into by Bank, for any reason other than due to any action or inaction of Borrower under the EX-IM Guarantee, (a) the EX-IM Guarantee shall cease to be in full force and effect, or (b) if the EX-IM Bank declares the EX-IM Guarantee void or revokes any obligations thereunder or denies liability thereunder, and any Overadvance results from either of the foregoing, Bank shall provide notice of such Overadvance to Borrower, and Borrower shall immediately pay the amount of the excess to Bank. If, at any time after the EX-IM Guarantee has been entered into by Bank, for any reason other than the one described in the foregoing sentence, (x) the EX-IM Guarantee shall cease to be in full force and effect, or (y) the EX-IM Bank declares the EX-IM Guarantee void or revokes any obligations thereunder or denies liability thereunder, any such event shall constitute an Event of Default under this EX-IM Agreement. Nothing in any confidentiality agreement in this EX-IM Agreement or in any other agreement shall restrict Bank’s right to make disclosures and provide information to the EX-IM Bank in connection with the EX-IM Guarantee.

2.7	EX-IM Borrower Agreement.

Borrower shall execute and deliver a Borrower Agreement, in the form specified by the EX-IM Bank (attached hereto as Annex A), in favor of Bank and the EX-IM Bank, together with an amendment thereto approved by the EX-IM Bank to conform certain terms of such Borrower Agreement to the terms of this EX-IM Agreement (as amended, the “EX-IM Borrower Agreement”). When the EX-IM Borrower Agreement is entered into by Borrower and the EX-IM Bank and delivered to Bank, this EX-IM Agreement shall be subject to all of the terms and conditions of the EX-IM Borrower Agreement, all of which are hereby incorporated herein by this reference. From

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and after the time Borrower and the EX-IM Bank have entered into the EX-IM Borrower Agreement and delivered the same to Bank, subject to the terms of Section 8.6 of the Domestic Loan Agreement, Borrower expressly agrees to perform all of the obligations and comply with all of the affirmative and negative covenants and all other terms and conditions set forth in the EX-IM Borrower Agreement as though the same were expressly set forth herein. In the event of any conflict between the terms of the EX-IM Borrower Agreement (if then in effect) and the other terms of this EX-IM Agreement, whichever terms are more restrictive shall apply. Borrower acknowledges and agrees that it has received a copy of the Loan Authorization Agreement which is referred to in the EX-IM Borrower Agreement. If the EX-IM Borrower Agreement is entered into by Borrower and the EX-IM Bank and delivered to Bank, Borrower agrees to be bound by the terms of the Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of EX-IM Bank. Upon the execution of the Loan Authorization Agreement by EX-IM Bank and Bank, it shall become an attachment to the EX-IM Borrower Agreement. Borrower shall reimburse Bank for all fees and all out of pocket costs and expenses incurred by Bank with respect to the EX-IM Guaranty and the EX-IM Borrower Agreement, including without limitation all facility fees and usage fees, and Bank is authorized to debit any of Borrower’s deposit accounts with Bank for such fees, costs and expenses when paid by Bank. All capitalized terms used herein but not defined herein shall have the meaning given such terms in the EX-IM Borrower Agreement.

3.	CONDITIONS OF LOANS

3.1	Conditions Precedent to initial EX-IM Advance.

Bank’s obligation to make the initial EX-IM Advance is subject to the condition precedent that it receives the agreements, documents and fees it requires.

3.2	Conditions Precedent to all EX-IM Advances.

Bank’s obligations to make each EX-IM Advance, including the initial EX-IM Advance, is subject to the following:

(a) timely receipt of any export purchase order and an EX-IM Borrowing Base Certificate in substantially the form of Exhibit B (the “EX-IM Borrowing Base Certificate”) relating to the request;

(b) receipt of a Transaction Report;

(c) the representations and warranties in Section 5 must be true in all material respects on the date of the Transaction Report and on the effective date of each EX-IM Advance (or, if stated to have been made solely as of an earlier date, were true in all material respects as of such date) and no Event of Default shall have occurred and be continuing, or result from the EX-IM Advance. Each EX-IM Advance is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects; and

(d) the EX-IM Guarantee will be in full force and effect.

4.	CREATION OF SECURITY INTEREST

4.1	Grant of Security Interest.

Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a “hold” on any deposit account pledged as Collateral if an Event of Default has occurred and is continuing.

4.2	Authorization to File.

Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

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5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1	Domestic Loan Documents.

The representations and warranties contained in the Domestic Loan Documents, which are incorporated into this EX-IM Agreement, are true and correct.

5.2	Accounts Receivable; Inventory.

(a) For each Account Receivable with respect to which EX-IM Advances are requested, on the date each EX-IM Advance is requested and made, such Account Receivable shall meet the Minimum EX-IM Foreign Eligibility Requirements, as the case may be, set forth in Section 13.1 below.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts Receivable are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account Receivable shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an EX-IM Eligible Account in any EX-IM Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts Receivable are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

(c) For any item of Inventory consisting of EX-IM Eligible Foreign Inventory, such Inventory (i) consists of finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; and (v) is located at the locations in the United States identified by Borrower in the Perfection Certificate where it maintains Inventory.

6.	AFFIRMATIVE COVENANTS

Borrower will do all of the following:

6.1	Domestic Loan Documents.

Borrower will comply with all the provisions of the Domestic Loan Documents.

6.2	EX-IM Insurance.

If required by Bank to make an Advance hereunder, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance. In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by EX-IM Bank insuring against comprehensive commercial and political risk (the “EX-IM Bank Policy”). The insurance proceeds from the EX-IM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this EX-IM Agreement. Borrower will immediately notify Bank and EX-IM Bank in writing upon submission of any claim under the EX-IM Bank Policy. Then Bank will not be obligated to make any further Credit Extensions to Borrower without prior approval from EX-IM Bank.

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6.3	Borrower Agreement.

Borrower will comply with all terms of the EX-IM Borrower Agreement. If any provision of the EX-IM Borrower Agreement conflicts with any provision contained in this EX-IM Agreement, the more strict provision, with respect to the Borrower, will control.

6.4	Terms of Sale.

Borrower will, if required by EX-IM Bank or Bank, cause all sales of products on which the Credit Extensions are based to be supported by one or more irrevocable letters of credit in an amount and of matter, naming a beneficiary and issued by a financial institution acceptable to Bank and negotiated by Bank.

6.5	Reporting Requirements.

Borrower shall deliver all reports, certificates and other documents to Bank as provided in the EX-IM Borrower Agreement, including, without limitation, within thirty (30) days after the last day of each month, an EX-IM Borrowing Base Certificate on a monthly basis as described on Exhibit C hereof, purchase orders and any other information that Bank and EX-IM Bank may reasonably request. In addition, Borrower shall comply with the reporting requirements set forth in the Domestic Loan Documents.

6.6	Further Assurances.

Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this EX-EM Agreement.

7.	NEGATIVE COVENANTS

Borrower will not do any of the following:

7.1	Domestic Loan Documents.

Violate or fail to comply with the Domestic Loan Documents.

7.2	EX-IM Borrower Agreement.

Violate or fail to comply with any provision of the EX-IM Borrower Agreement to the extent that such violation or failure to comply would cause an Event of Default under the Domestic Loan Documents.

7.3	EX-IM Agreement.

Take an action, or permit any action to be taken, that causes, or could be expected to cause, the EX-IM Guarantee to not be in full force and effect.

8.	EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1	Payment Default.

If Borrower fails to pay any of the Obligations within three (3) Business Days after their due date (which three (3) Business Day cure period shall not apply to payments due on the EX-IM Maturity Date). During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

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8.2	Covenant Default.

If Borrower violates any covenant in this EX-IM Agreement or the EX-IM Borrower Agreement and such violation continues for fifteen (15) days after Borrower’s receipt of notice of such violation.

If an Event of Default occurs under the Domestic Loan Documents.

8.3	EX-IM Guarantee.

If the EX-IM Guarantee ceases for any reason to be in full force and effect, or if the EX-IM Bank declares the EX-IM Guarantee void or revokes any obligations under the EX-IM Guarantee.

9.	BANK’S RIGHTS AND REMEDIES

9.1	Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of the Domestic Loan Agreement occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this EX-IM Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies under this Section 9.1;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

(g) Dispose of the Collateral according to the Code.

9.2	Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide EX-IM Advances terminates.

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9.3	Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account, and Borrower must collect all payments received from such Persons in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4	Bank Expenses.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5 of the Domestic Loan Agreement, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5	Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6	Remedies Cumulative.

Bank’s rights and remedies under this EX-IM Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7	Demand Waiver.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default (except as otherwise specified herein), nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8	EX-IM Direction.

Upon the occurrence of an Event of Default, EX-IM Bank shall have right to (i) direct Bank to exercise the remedies specified in Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower.

9.9	EX-IM Notification.

Bank has the right to immediately notify EX-IM Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this EX-IM Agreement; (2) the Foreign Borrowing Base is less than the sum of the outstanding Credit Extensions; (3) any failure to pay when due any amount payable to Bank under any Loan Documents owing by Borrower to Bank; (4) the filing of an action for debtor’s relief by, against or on behalf of Borrower; (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

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If Bank sends a notice to EX-IM Bank, Bank has the right to send EX-IM Bank a written report on the status of events covered by the notice every 30 days after the date of the original notification, until Bank files a claim with EX-IM Bank or the defaults have been cured (but no EX-IM Advances may be required during the cure period unless EX-IM Bank gives its written approval). If directed by EX-IM Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amount outstanding under the EX-IM Loan Documents.

10.	NOTICES

All notices or demands by any party about this EX-IM Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth below. A Party may change its notice address by giving the other Party written notice.

If to Borrower:	IMPINJ, INC.
701 N. 34th Street, Suite 300
Seattle, WA 98103
Attn: Evan Fein, SVP of Finance & Administration
Fax: 206-517-5262
Email: evan.fein@impinj.com

If to Bank:	Silicon Valley Bank
901 5th Avenue, Suite 3900
Seattle, WA 98164
Attn: Nick Christian
Fax: (206) 624-0374
Email: nchristian@svb.com

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California for any action or claim arising out of the Loan Documents; provided, however, that nothing in this EX-IM Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this EX-IM Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EX-IM AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EX-IM AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time

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shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12.	GENERAL PROVISIONS

12.1	Successors and Assigns.

This EX-IM Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this EX-IM Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this EX-IM Agreement.

12.2	Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s or any of its officers’, employees’, or agents’ gross negligence or willful misconduct.

12.3	Time of Essence.

Time is of the essence for the performance of all obligations in this EX-IM Agreement.

12.4	Severability of Provision.

Each provision of this EX-IM Agreement is severable from every other provision in determining the enforceability of any provision.

12.5	Amendments in Writing, Integration.

All amendments to this EX-IM Agreement must be in writing. This EX-IM Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this EX-IM Agreement merge into this EX-IM Agreement and the Loan Documents.

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12.6	Counterparts.

This EX-IM Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7	Survival.

All covenants, representations and warranties made in this EX-IM Agreement continue in full force while any Obligations (other than inchoate indemnity obligations) remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8	Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower that have agreed to keep such information confidential on the same basis as Bank, (ii) to prospective transferees or purchasers of any interest in the Loans that have agreed to keep such information confidential on the same basis as Bank, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this EX-IM Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9	EX-IM Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts.

This EX-IM Agreement, the Domestic Loan Agreement and the EX-IM Borrower Agreement shall continue in full force and effect until all Obligations (other than inchoate indemnity obligations) have been paid in full, and all rights and remedies under this EX-IM Agreement, the Domestic Loan Agreement and the EX-IM Borrower Agreement are cumulative. Without limiting the generality of the foregoing, all “Collateral” as defined in this EX-IM Agreement, the Domestic Loan Agreement and as defined in the EX-IM Borrower Agreement shall secure all EX-IM Advances and all interest thereon, and all other Obligations. Any Event of Default under this EX-IM Agreement shall also constitute an Event of Default under the EX-IM Borrower Agreement and the Domestic Loan Agreement; any Event of Default under the Domestic Loan Agreement shall also constitute an Event of Default under the EX-IM Borrower Agreement and this EX-IM Agreement; and any Event of Default under the EX-IM Borrower Agreement shall also constitute an Event of Default under this EX-IM Agreement and the Domestic Loan Agreement. In the event Bank assigns its rights under this EX-IM Agreement, the Domestic Loan Agreement, or the EX-IM Borrower Agreement and/or under any note evidencing EX-IM Advances, to any third party, including, without limitation, the EX-IM Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the EX-IM Borrower Agreement, the Domestic Loan Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower. Should any term of this EX-IM Agreement conflict with any term of the Domestic Loan Agreement or the EX-IM Borrower Agreement, the more restrictive term in such agreements shall govern Borrower.

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13.	DEFINITIONS

13.1	Definitions.

Except as otherwise defined, terms that are capitalized in this EX-IM Agreement will have the same meaning assigned in the Domestic Loan Documents and/or the EX-IM Borrower Agreement, as applicable. In this EX-IM Agreement:

“Closing Date” is the date Bank executes this EX-IM Agreement as indicated on the signature page hereof.

“Collateral” is the property described on Exhibit A.

“Credit Extension” is any EX-IM Advance, or any other extension of credit by Bank for Borrower’s benefit under this EX-IM Agreement.

“Domestic Loan Agreement” means that certain Loan and Security Agreement of even date herewith, between Borrower and Bank.

“Domestic Loan Documents” the Domestic Loan Agreement, any note or notes executed by Borrower in connection therewith or any other agreement entered into in connection with the Domestic Loan Agreement, between Borrower and Bank.

“Eligible Inventory” means, at any time, the aggregate of Borrower’s Inventory that (a) consists of finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (e) is located at Borrower’s main location or at 23119 66th Avenue South, Kent, WA 98032; and (f) is otherwise acceptable to Bank in its good faith business judgment.

“EX-IM Advance” or “EX-IM Advances” is a loan advance (or advances) under the EX-IM Committed Line.

“EX-IM Bank” is the Export-Import Bank of the United States.

“EX-IM Bank Expenses” are all reasonable audit fees and expenses; reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the EX-IM Loan Documents (including appeals or Insolvency Proceedings) and the fees that the Bank pays to the EX-IM Bank in consideration of the issuance of the EX-IM Guarantee.

“EX-IM Borrowing Base Certificate” is defined in Section 3.2(a).

“EX-IM Borrower Agreement” is defined in Section 2.7.

“EX-IM Committed Line” is an EX-IM Advance or EX-IM Advances of up to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000).

“EX-IM Eligible Foreign Accounts” means Accounts Receivable arising in the ordinary course of Borrower’s business from Non-U.S. Account Debtors and that meet all Borrower’s representations and warranties in Section 5.2 and conform in all respects to the EX-IM Borrower Agreement, and either (a) are guaranteed by EX-IM Bank, less any deductible; (b) are supported by letter(s) of credit acceptable to Bank; (c) are owing from an Account Debtor whose principal place of business is located in Canada (provided that Bank has perfected its security interest in such Account to Bank’s satisfaction), or td) that Bank approves in writing. The following are the minimum requirements (the “Minimum EX-IM Foreign Eligibility Requirements”) for an Account to be an EX-IM Eligible Foreign Account. The Accounts Receivable must not be an Account:

(a) that does not arise from the sale of Items in the ordinary course of the Borrower’s business;

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(b) that is not subject to a valid, perfected, and enforceable first priority security interest in favor of the Bank;

(c) as to which any covenant, representation or warranty contained in the Loan Documents relating to such Account has been breached;

(d) that is not owned by the Borrower or is subject to any right, claim, or interest of another party other than the Lien in favor of the Bank;

(e) with respect to which an invoice has not been sent;

(f) generated by the sale or provision of defense articles or services, subject to exceptions approved in writing by EX-IM Bank;

(g) that is due and payable from a military Buyer, subject to exceptions approved in writing by EX-IM Bank;

(h) that is due and payable from a foreign Buyer located in a country with which Ex- Im Bank is legally prohibited from doing business as set forth in the current Country Limitation Schedule. (Note: If the Borrower has knowledge that an export to a country in which EX-IM Bank may do business, as set forth in the current Country Limitation Schedule, will be re-exported to a country with which EX-IM Bank is legally prohibited from doing business, the corresponding Accounts Receivable (or a pro-rata portion thereof) are not eligible for inclusion in the Export-Related Borrowing Base.);

(i) that does not comply with the requirements of the Country Limitation Schedule;

(j) that by its original terms is due and payable more than one hundred eighty (180) days from the date of invoice (“EX-IM Foreign Eligibility Period”);

(k) that is not paid within sixty (60) calendar days from its original due date unless insured through EX-IM Bank (or other acceptable) export credit insurance for comprehensive commercial and political risk, in which case ninety (90) calendar days shall apply;

(l) that arises from a sale of goods to or performance of services for an employee, stockholder, or subsidiary of the Borrower, intra-company Accounts Receivable or any Account from a stockholder, any person or entity with a controlling interest in the Borrower or which shares common controlling ownership with the Borrower;

(m) that is backed by a letter of credit where the Items covered by the subject letter of credit have not yet been shipped, or where the covered services have not yet provided;

(n) that the Bank or EX-IM Bank, in its reasonable judgment, deem uncollectible or unacceptable; this category includes, but is not limited to, finance charges or late charges imposed on the foreign Buyer by the Borrower as a result of the foreign Buyer’s past due status;

(o) that is denominated in non-U.S. currency, unless pre-approved in writing by EX-IM Bank;

(p) that does not comply with the terms of sale as set forth by EX-IM Bank;

(q) that is due and payable from an Buyer who becomes unable to pay its debts or whose ability to pay its debts becomes questionable;

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(r) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis or is evidenced by chattel paper,

(s) for which the Items giving rise to such Accounts Receivable have not been shipped to the Buyer or when the Items are services, such services have not been performed or when the Export Order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the Export Order, or the Accounts Receivable do not otherwise represent a final sale;

(t) that is subject to any offset, deduction, defense, dispute, or counterclaim, or the Buyer is also a creditor or supplier of the Borrower, or the Account is contingent in any respect or for any reason;

(u) for which the Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment;

(v) for which any of the Items giving rise to such Account having been returned, rejected, or repossessed;

(w) that arises from the sale of Items that do not meet 50% U.S. Content requirements;

(x) that is deemed to be ineligible by EX-IM Bank.

Bank reserves the right at any time after the Closing Date to adjust the Minimum EX-IM Foreign Eligibility Requirements in its good faith business judgment and establish new criteria to determine the foregoing.

“EX-IM Eligible Foreign Inventory” is Borrower’s Inventory which is acceptable to Bank and which is deemed to be Eligible Inventory, but in no event shall EX-IM Eligible Foreign Inventory include any Inventory:

(a) that is not located in the United States unless expressly permitted by Bank, on terms acceptable to Bank and pre-approved by EX-IM Bank in writing;

(b) that is not subject to a valid, perfected first priority Lien in favor of Bank;

(c) that is located at an address that has not been disclosed to Bank in writing;

(d) that is placed by Borrower on consignment or held by Borrower on consignment from another Person;

(e) that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Bank, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Bank shall require to evidence the subordination or other limitation or extinguishment of such Person’s rights with respect to such Inventory and Bank’s right to gain access thereto;

(f) that is produced in violation of the Fair Labor Standards Act or subject to the “hot goods” provisions contained in 29 U.S.C. § 215 or any successor statute or section;

(g) as to which any covenant, representation or warranty with respect to such Inventory contained in the Loan Documents has been breached;

(h) that is an Item or is to be incorporated into Items that do not meet U.S. Content requirements in accordance with Section 2.01(b)(ii) of the EX-IM Borrower Agreement;

(i) that is demonstration Inventory;

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(j) that consists of proprietary software (i.e. software designed solely for Borrower’s internal use and not intended for resale);

(k) that is damaged, obsolete, returned, defective, recalled or unfit for further processing;

(I) that has been previously exported from the United States;

(m) that constitutes, or will be incorporated into Items that constitute, defense articles or defense services;

(n) that is an Item or will be incorporated into Items that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with EX-IM Bank’s prior written consent;

(o) that is an Item or is to be incorporated into Items destined for shipment to a country in which EX-IM Bank is legally prohibited from doing business as designated in the current Country Limitation Schedule, or that Borrower has knowledge will be re-exported by a foreign Buyer to a country in which EX-IM Bank is legally prohibited from doing business;

(p) that is an Item or is to be incorporated into Items destined for shipment to a Buyer located in a country in which EX-IM Bank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Inventory is sold to the foreign Buyer on terms of an irrevocable letter of credit confirmed by a bank acceptable to EX-IM Bank;

(q) that constitutes, or is to be incorporated into Items whose sale would result in an Account which would not be an EX-IM Eligible Foreign Account;

(r) that is to be included as eligible inventory under any other credit facility to which Burrower is a party; or

(s) that is to be incorporated into Items that is a Capital Good, unless the transaction is in accordance with Section 2.14 of the EX-IM Borrower Agreement.

“EX-IM Foreign Eligibility Period” is defined in the term “Eligible Foreign Accounts.”

“EX-IM Guarantee” is that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated into this EX-IM Agreement.

“EX-IM Loan Documents” means that certain Export-Import Bank Loan and Security Agreement (“EX-IM Loan Agreement”), any note or notes executed by Borrower in connection therewith or any other agreement entered into in connection with this EX-IM Loan Agreement, pursuant to which EX-IM Bank guarantees Borrower’s obligations under this EX-IM Agreement.

“EX-IM Maturity Date” is the date three hundred sixty four (364) days from the Closing Date.

“Export Order” is a written export order or contract for the purchase by the buyer from the Borrower of any finished goods or services which are intended for export.

“Foreign Borrowing Base” means (a) (i) the lesser of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) or (ii) ninety percent (90%) of EX-IM Eligible Foreign Accounts as determined by Bank from Borrower’s most recent Transaction Report and EX-IM Borrowing Base Certificate; provided, however, Accounts that are billed in currencies other than in U.S. Dollars shall be permitted (“Non-US Dollar Accounts”) as EX-IM Eligible Foreign Accounts provided the foreign exchange risk is hedged, in all other cases Non-US Dollar Accounts shall be subject to a seventy percent (70%) calculation plus (b) the lesser of (i) Five Hundred Thousand Dollars ($500,000) or (ii) seventy five percent (75%) of the value of Borrower’s EX-IM Eligible Foreign Inventory (valued

14

at the lower of cost or wholesale fair market value); provided further, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral and provided, further that the amount in subsection (b) above (EX-IM Eligible Foreign Inventory) may not exceed thirty five percent (35%) of the Foreign Borrowing Base at any time.

“Loan Documents” are, collectively, this EX-IM Agreement, the Domestic Loan Documents, any note, or notes or guaranties executed by Borrower or Guarantor in connection with this EX-IM Agreement or the Domestic Loan Documents, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this EX-IM Agreement or the Domestic Loan Documents, all as amended, extended or restated.

“Minimum Foreign Eligibility Requirements” is defined in the term “Eligible Foreign Accounts.”

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and exchange contracts and including interest accruing after Insolvency Proceedings begin, in each case that arise under the Loan Documents.

“Schedule” is any attached schedule of exceptions.

“Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit B.

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IN WITNESS WHEREOF, the parties hereto have caused this EX-IM Agreement to be executed as of the Closing Date.

BORROWER:

IMPINJ, INC.

By:	/s/ Evan Fein
Title:	SVP Finance

BANK:

SILICON VALLEY BANK

By:	/s/ Nick Christian
Title:	Relationship Manager

Closing Date: May 7, 2010

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EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, Accounts (including health-care Accounts), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property, (ii) Bank account numbers L/C 621649-44 and L/C 621650-41 held at Comerica Bank to secure letters of credit in the original face amount of Seven Hundred Fifty Thousand Dollars ($750,000) if the granting of a lien hereunder in such property is prohibited by or would constitute a default under any agreement or document governing such property (but only to the extent such prohibition is enforceable under applicable law), provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral, or (iii) more than 65% of the issued and outstanding voting capital stock of any Subsidiary that is organized in a jurisdiction other than the United States or any state or territory thereof.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

[Exhibit A to EX-IM Loan and Security Agreement]

EXHIBIT B

Transaction Report

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME*

Fax To:	Date: 5/7/10

LOAN PAYMENT: IMPINJ, INC.

From Account #
(Deposit Account #)

Principal $

Authorized Signature:

Print Name/Title:

To Account #
(Loan Account #)

and/or Interest $

Phone Number:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	New
(Deposit Account #)

Principal	$1,500,000.00

To Account #
(Loan Account #)

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the ate of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties tat already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date all be true, ac rate and complete in all material respects as of such date:

Authorized Signature:	/s/ Evan Fein

Print Name/Title:	Evan Fein

Phone Number:	206-834-1050

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name:

Beneficiary Bank:

City and State:

Amount of Wire: $
Account Number:
Amount of Wire: $

Beneficiary Bank Transit (ABA) #:

Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

or Further Credit to:

Special Instruction:

By signing below. I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set, forth in the agreements(s) covering finds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:

Print Name/Title:

Telephone #:

2nd Signature (if required):

Print Name/Title:

Telephone #:

*	Unless otherwise provided for an Advance bearing interest at LIBOR.

Exhibit C

EX-IM BORROWING BASE CERTIFICATE

(FOREIGN A/R LINE OF CREDIT)

Borrower: IMPINJ, INC.	Bank: Silicon Valley Bank

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
1. Foreign Accounts Book Value as of	$
2. Additions (please explain on reverse)	$
3. TOTAL FOREIGN ACCOUNTS	$

ACCOUNTS RECEIVABLE DEDUCTIONS
4. Accounts over 60 days past invoice	$
5. Credit Balances	$
6. Governmental and Military Accounts	$
7. Contra Accounts	$
8. Progress billings, Promotion, Demo or Consignment Accounts	$
9. Related Account Debtor Accounts	$
10. Disputed Accounts	$
11. Accounts arising from the sale of defense articles or items	$
12. Accounts excluded under the Borrower Agt	$
13. Accounts from sales not in the ordinary course of business	$
14. Accounts not owned by Borrower	$
15. Accounts without invoices	$
16. Accounts outside U.S.	$
17. Accounts in countries prohibited by EX-IM	$
18. Accts supported by LCs not accepted by EX-IM	$
19. Accounts billed and payable outside the U.S.	$
20. Accounts determined doubtful	$
21. Other	$
22. TOTAL ACCOUNTS DEDUCTIONS	$
23. Eligible Accounts (No. 3 - No. 22)	$
24. Accounts billed in non-US currency not hedged	$
25. Eligible Accounts (No. 23 – No. 24)	$
26. Loan Value of Accounts (90% of No. 25)	$
27. Loan Value of Accounts not hedged (70% of No. 24)	$
28. Loan Value of all Accounts (No. 26 plus No. 27)	$

FOREIGN INVENTORY FROM EXPORT ACTIVITIES
29. Foreign Inventory Value as of	$
30. Additions (please explain on reverse)	$
31. TOTAL FOREIGN INVENTORY	$

INVENTORY DEDUCTIONS
32. Inventory located outside U.S.	$
33. Inventory not subject to Bank Lien	$
34. Inventory located at address not disclosed to Bank	$
35. Inventory placed on or held on consignment	$
36. Inventory in possession of bailee not satisfactory to Bank	$
37. Inventory in violation of Fair Labor Standards Act or subject to “hot goods” provision	$
38. Inventory subject of breach in Loan Agreement	$
39. Inventory not meeting U.S. Content Requirements	$
40. Demonstration Inventory	$

41. Inventory consisting of proprietary software	$
42. Damaged, obsolete, returned, defective, recalled or unfit Inventory	$
43. Inventory previously exported from U.S.	$
44. Inventory arising from the sale of defense articles or items	$
45. Inventory used in nuclear power, enrichment, reprocessing, research or heavy water production facilities	$
46. Inventory shipped to/destined for prohibited countries	$
47. Inventory not complying with Country Limitation Schedule	$
48. Inventory resulting in non-EXIM Eligible Foreign Account	$
49. Inventory included as eligible inventory under other credit facility	$
50. Inventory incorporated into prohibited Capital Good	$
51. Other	$

52. TOTAL INVENTORY DEDUCTIONS	$
53. Eligible Inventory (No. 31 minus No. 52)	$
54. Loan Value of Inventory (lesser of 75% of No. 53 or 50% of No. 28 plus No. 53)	$
BALANCES
55. Maximum Loan Amount		$2,250,000
56. Maximum EX-IM Amount [Lesser of No. 55 or No. 28 plus No. 54)	$
57. Present balance owing on EX-IM Line of Credit	$
58. Total Available [Lesser of No. 55 or No. 56 minus No. 57]	$
59. Outstanding under Sublimits (if any)	$	N/A
60. RESERVE POSITION [No. 58 minus No. 59]	$

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this EX-IM Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement (EX-IM Loan Facility), between Borrower and Bank, and the EX-IM Borrower Agreement, executed by Borrower and acknowledged by Bank, each dated May 7, 2010, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a) Items to be sold to a Buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,
BORROWER:

IMPINJ, INC.	BANK USE ONLY

By:	Received By:
Name:	Date:
Title:	Verified By:
Date:

Annex A

BORROWER AGREEMENT

EXPORT-IMPORT BANK OF THE UNITED STATES

WORKING CAPITAL GUARANTEE PROGRAM

BORROWER AGREEMENT

Ex-Im Bank 12/31/05

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1

1.01	Definition of Terms	1
1.02	Rules of Construction	14
1.03	Incorporation of Recitals	15

ARTICLE II. OBLIGATIONS OF BORROWER		15

2.01	Use of Credit Accommodations	15
2.02	Security Interests	15
2.03	Loan Documents and Loan Authorization Agreement	15
2.04	Export-Related Borrowing Base Certificates and Export Orders	16
2.05	Schedules, Reports and Other Statements	16
2.06	Exclusions from the Export-Related Borrowing Base	16
2.07	Borrowings and Reborrowings	16
2.08	Repayment Terms	17
2.09	Financial Statements	17
2.10	Additional Security or Payment	17
2.11	Continued Security Interest. Borrower shall not change	18
2.12	Inspection of Collateral and Facilities	18
2.13	General Intangibles	19
2.14	Economic Impact Approval	19
2.15	Indirect Exports	19
2.16	Overseas Inventory and Accounts Receivable	20
2.17	Country Limitation Schedule	20
2.18	Notice of Certain Events	21
2.19	Insurance	21
2.20	Taxes	22
2.21	Compliance with Laws	22
2.22	Negative Covenants	22
2.23	Cross Default	22
2.24	Munitions List	22
2.25	Suspension and Debarment, etc	22

ARTICLE III. RIGHTS AND REMEDIES		23

3.01	Indemnification	23
3.02	Liens	23

ARTICLE IV. MISCELLANEOUS		24

4.01	Governing Law	24
4.02	Notification	24
4.03	Partial Invalidity	24
4.04	Waiver of Jury Trial	24
4.05	Consequential Damages	24

-ii-

EXPORT-IMPORT BANK OF THE UNITED STATES

WORKING CAPITAL GUARANTEE PROGRAM

BORROWER AGREEMENT

THIS BORROWER AGREEMENT (this “Agreement”) is made and entered into by the entity identified as Borrower on the signature page hereof (“Borrower”) in favor of the Export-Import Bank of the United States (“Ex-Im Bank”) and the institution identified as Lender on the signature page hereof (“Lender”).

RECITALS

Borrower has requested that Lender establish a Loan Facility in favor of Borrower for the purposes of providing Borrower with working capital to finance the manufacture, production or purchase and subsequent export sale of Items.

Lender and Borrower expect that Ex-Im Bank will provide a guarantee to Lender regarding this Loan Facility subject to the terms and conditions of the Master Guarantee Agreement, a Loan Authorization Agreement, and to the extent applicable, the Delegated Authority Letter Agreement or Fast Track Lender Agreement.

Lender and Ex-Im Bank have requested that Borrower execute this Agreement as a condition precedent to Lender establishing the Loan Facility and Ex-Im Bank providing the guarantee.

NOW, THEREFORE, Borrower hereby agrees as follows:

ARTICLE I.

DEFINITIONS

1.01 Definition of Terms. As used in this Agreement, including the Recitals to this Agreement and the Loan Authorization Agreement, the following terms shall have the following meanings: “Accounts Receivable” shall mean all of Borrower’s now owned or hereafter acquired (a) “accounts” (as such term is defined in the UCC), other receivables, book debts and other forms of obligations, whether arising out of goods sold or services rendered or from any other transaction; (b) rights in, to and under all purchase orders or receipts for goods or services; (c) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) moneys due or to become due to such Borrower under all purchase orders and contracts (which includes Export Orders) for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower), including the proceeds of the foregoing; (e) any notes, drafts, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and (f) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

“Accounts Receivable Aging Report” shall mean a report detailing the Export-Related Accounts Receivable and Export-Related Overseas Accounts Receivable for a Loan Facility, and the applicable terms for the relevant time period; in the case of Indirect Exports, such report shall indicate the portion of such Accounts Receivables corresponding to Indirect Exports.

“Advance Rate” shall mean, with respect to a Loan Facility, the rate specified in Section 5.C. of the Loan Authorization Agreement for each category of Primary Collateral except for Export-Related General Intangibles and Other Collateral. Unless otherwise set forth in writing by Ex-Im Bank, in no event shall the Advance Rate exceed (i) ninety percent (90%) for Eligible Export-Related Accounts Receivable, (ii) seventy five percent (75%) for Eligible Export-Related Inventory, (iii) seventy percent (70%) for Eligible Export-Related Overseas Accounts Receivable or (iv) sixty percent (60%) for Eligible Export-Related Overseas Inventory and (v) twenty five percent (25%) for Retainage Accounts Receivable.

“Affiliated Foreign Person” shall have the meaning set forth in Section 2.15.

“Business Day” shall mean any day on which the Federal Reserve Bank of New York is open for business.

“Buyer” shall mean a Person that has entered into one or more Export Orders with Borrower or who is an obligor on Export-Related Accounts Receivable or Export-Related Overseas Accounts Receivable.

“Capital Good” shall mean a capital good (e.g., manufacturing equipment, licensing agreements) that will establish or expand foreign production capacity of an exportable good.

“Collateral” shall mean all real and personal property and interest in real and personal property in or upon which Lender has been, or shall be, granted a Lien as security for the payment of all the Loan Facility Obligations and all products and proceeds (cash and non-cash) thereof.

“Commercial Letters of Credit” shall mean those letters of credit subject to the UCP payable in Dollars and issued or caused to be issued by Lender on behalf of Borrower under a Loan Facility for the benefit of a supplier(s) of Borrower in connection with Borrower’s purchase of goods or services from the supplier in support of the export of the Items.

“Country Limitation Schedule” shall mean the schedule published from time to time by Ex-Im Bank setting forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.

“Credit Accommodation Amount” shall mean, the sum of (a) the aggregate outstanding amount of Disbursements and (b) the aggregate outstanding Letter of Credit Obligations, which sum may not exceed the Maximum Amount.

“Credit Accommodations” shall mean, collectively, Disbursements and Letter of Credit Obligations.

“Debarment Regulations” shall mean, collectively, (a) the Government wide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (b) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (c) the revised Government wide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

“Delegated Authority Letter Agreement” shall mean the Delegated Authority Letter Agreement, if any, between EX-IM Bank and Lender.

“Disbursement” shall mean, collectively, (a) an advance of a working capital loan from Lender to Borrower under the Loan Facility, and (b) an advance to fund a drawing under a Letter of Credit issued or caused to be issued by Lender for the account of Borrower under the Loan Facility.

“Dollars” or “$” shall mean the lawful currency of the United States.

“Economic Impact Approval” shall mean a written approval issued by Ex-Im Bank stating the conditions under which a Capital Good may be included as an Item in a Loan Facility consistent with EX-IM Bank’s economic impact procedures (or other mechanism for making this determination that Ex-Im Bank notifies Lender of in writing).

“Economic Impact Certification” shall have the meaning set forth in Section 2.14(b).

“Effective Date” shall mean the date on which (a) all of the Loan Documents have been executed by Lender, Borrower and, if applicable, Ex-Im Bank and (b) all of the conditions to the making of the initial Credit Accommodations under the Loan Documents or any amendments thereto have been satisfied.

“Eligible Export-Related Accounts Receivable” shall mean Export-Related Accounts Receivable which are acceptable to Lender and which are deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Accounts Receivable include any Account Receivable:

(a) that does not arise from the sale of Items in the ordinary course of Borrower’s business;

(b) that is not subject to a valid, perfected first priority Lien in favor of Lender;

(c) as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account Receivable has been breached;

(d) that is not owned by Borrower or is subject to any right, claim or interest of another Person other than the Lien in favor of Lender;

(e) with respect to which an invoice has not been sent;

(f) that arises from the sale of defense articles or defense services;

(g) that arises from the sale of Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with Ex-Im Bank’s prior written consent;

(h) that is due and payable from a Buyer located in a country with which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

(i) that does not comply with the requirements of the Country Limitation Schedule;

(j) that is due and payable more than one hundred eighty (180) days from the date of the invoice;

(k) that is not paid within sixty (60) calendar days from its original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk, or through Ex-Im Bank approved private insurers for comparable coverage, in which case it is not paid within ninety (90) calendar days from its due date;

(l) of a Buyer for whom fifty percent (50%) or more of the Accounts Receivable of such Buyer do not satisfy the requirements of subclauses (j) and (k) above;

(m) that arises from a sale of goods to or performance of services for an employee of Borrower, a stockholder of Borrower, a subsidiary of Borrower, a Person with a controlling interest in Borrower or a Person which shares common controlling ownership with Borrower;

(n) that is backed by a letter of credit unless the Items covered by the subject letter of credit have been shipped;

(o) that Lender or Ex-Im Bank, in its reasonable judgment, deems uncollectible for any reason;

(p) that is due and payable in a currency other than Dollars, except as may be approved in writing by Ex-Im Bank;

(q) that is due and payable from a military Buyer, except as may be approved in writing by Ex-Im Bank;

(r) that does not comply with the terms of sale set forth in Section 7 of the Loan Authorization Agreement;

(s) that is due and payable from a Buyer who (i) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) takes any action for the purpose of effecting any of the foregoing;

(t) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(u) for which the Items giving rise to such Accounts Receivable have not been shipped to the Buyer or when the Items are services, such services have not been performed or when the Export Order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the Export Order, or the Accounts Receivable otherwise do not represent a final sale;

(v) that is subject to any offset, deduction, defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of Borrower or the Account Receivable is contingent in any respect or for any reason;

(w) for which Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(x) for which any of the Items giving rise to such Account Receivable have been returned, rejected or repossessed;

(y) that is included as an eligible receivable under any other credit facility to which Borrower is a party;

(z) any of the Items giving rise to such Accounts Receivable are Capital Goods, unless the transaction is in accordance with Section 2.14;

(aa) that is due and payable from a Buyer that is, or is located in, the United States; provided however, that this subsection (aa) shall not preclude an Export-Related Accounts Receivable arising from the sale of Items to foreign contractors or subcontractors providing services to a United States Embassy or the United States Military located overseas from being deemed an Eligible Export-Related Accounts Receivable; or

(bb) that arises from the sale of Items that do not meet the U.S. Content requirements in accordance with Section 2.01(b)(ii).

“Eligible Export-Related Inventory” shall mean Export-Related Inventory which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Inventory include any Inventory:

(a) that is not subject to a valid, perfected first priority Lien in favor of Lender;

(b) that is located at an address that has not been disclosed to Lender in writing;

(c) that is placed by Borrower on consignment or held by Borrower on consignment from another Person;

(d) that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Lender, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person’s rights with respect to such Inventory and Lender’s right to gain access thereto;

(e) that is produced in violation of the Fair Labor Standards Act or subject to the “hot goods” provisions contained in 29 U.S.C.§215 or any successor statute or section;

(f) as to which any covenant, representation or warranty with respect to such Inventory contained in the Loan Documents has been breached;

(g) that is not located in the United States unless expressly permitted by Lender, on terms acceptable to Lender;

(h) that is an Item or is to be incorporated into Items that do not meet U.S. Content requirements in accordance with Section 2.01(b)(ii);

(i) that is demonstration Inventory;

(j) that consists of proprietary software (i.e. software designed solely for Borrower’s internal use and not intended for resale);

(k) that is damaged, obsolete, returned, defective, recalled or unfit for further processing;

(l) that has been previously exported from the United States;

(m) that constitutes, or will be incorporated into Items that constitute, defense articles or defense services;

(n) that is an Item or will be incorporated into Items that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with Ex-Im Bank’s prior written consent;

(o) that is an Item or is to be incorporated into Items destined for shipment to a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

(p) that is an Item or is to be incorporated into Items destined for shipment to a Buyer located in a country in which Ex-Im Bank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a letter of credit confirmed by a bank acceptable to Ex-Im Bank;

(q) that constitutes, or is to be incorporated into, Items whose sale would result in an Accounts Receivable which would not be an Eligible Export-Related Accounts Receivable;

(r) that is included as eligible inventory under any other credit facility to which Borrower is a party; or

(s) that is, or is to be incorporated into, an Item that is a Capital Good, unless the transaction is in accordance with Section 2.14.

“Eligible Export-Related Overseas Accounts Receivable” shall mean Export-Related Overseas Accounts Receivable which are acceptable to Lender and which are deemed to be eligible pursuant to the Loan Documents but in no event shall include the Accounts Receivable (a) through (bb) excluded from the definition of Eligible Export-Related Accounts Receivable.

“Eligible Export-Related Overseas Inventory” shall mean Export-Related Overseas Inventory which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall include the Inventory (a) through (r) excluded from the definition of Eligible Export-Related Inventory.

“Eligible Person” shall mean a sole proprietorship, partnership, limited liability partnership, corporation or limited liability company which (a) is domiciled, organized or formed, as the case may be, in the United States, whether or not such entity is owned by a foreign national or foreign entity; (b) is in good standing in the state of its formation or otherwise authorized to conduct business in the United States; (c) is not currently suspended or debarred from doing business with the United States government or any instrumentality, division, agency or department thereof; (d) exports or plans to export Items; (e) operates and has operated as a going concern for at least one (1) year; (f) has a positive tangible net worth determined in accordance with GAAP; and (g) has revenue generating operations relating to its core business activities for at least one year. An Affiliated Foreign Person that meets all of the requirements of the foregoing definition of Eligible Person other than subclause (a) thereof shall be deemed to be an Eligible Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“Export Order” shall mean a documented purchase order or contract evidencing a Buyer’s agreement to purchase the Items from Borrower for export from the United States, which documentation shall include written information that is necessary to confirm such purchase order or contract, including identification of the Items, the name of the Buyer, the country of destination, contact information for the Buyer and the total amount of the purchase order or contract; in the case of Indirect Exports, such documentation shall further include a copy of the written purchase order or contract from a foreign purchaser or other documentation clearly evidencing a foreign purchaser’s agreement to purchase the Items.

“Export-Related Accounts Receivable” shall mean those Accounts Receivable arising from the sale of Items which are due and payable to Borrower in the United States.

“Export-Related Accounts Receivable Value” shall mean, at the date of determination thereof, the aggregate face amount of Eligible Export-Related Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by Ex-Im Bank in writing.

“Export-Related Borrowing Base” shall mean, at the date of determination thereof, the sum of (a) (if Lender elects to include) the Export-Related Inventory Value or Export-Related Historical Inventory Value multiplied by the Advance Rate applicable to Eligible Export-Related Inventory set forth in Section 5.B.(1.) of the Loan Authorization Agreement, plus (b) the Export-Related Accounts Receivable Value multiplied by the Advance Rate applicable to Eligible Export-Related Accounts Receivable set forth in Section 5.B.(2.) of the Loan Authorization Agreement, plus (c) if permitted by Ex-Im Bank in writing, the Retainage Value multiplied by the Advance Rate applicable to Retainages set forth in Section 5.B.(3.) of the Loan Authorization Agreement, plus (d) the Other Assets set forth in Section 5.B.(4.) of the Loan Authorization Agreement multiplied by the Advance Rate agreed to in writing by Ex-Im Bank, plus (e) if permitted by Ex-Im Bank in writing, the Export-Related Overseas Accounts Receivable Value multiplied by the Advance Rate applicable to Eligible Export-Related Overseas Accounts Receivable set forth in Section 5.B.(5.) of the Loan Authorization Agreement, plus (f) if permitted by Ex-Im Bank in writing, the Export-Related Overseas Inventory Value multiplied by the Advance Rate applicable to Eligible Export-Related Overseas Inventory set forth in Section 5.B.(6.) of the Loan Authorization Agreement, less (g) the amounts required to be reserved pursuant to Sections 4.12 and 4.13 of this Agreement for each outstanding Letter of Credit, less (h) such reserves and in such amounts deemed necessary and proper by Lender from time to time.

“Export-Related Borrowing Base Certificate” shall mean a certificate in the form provided or approved by Lender, executed by Borrower and delivered to Lender pursuant to the Loan Documents detailing the Export-Related Borrowing Base supporting the Credit Accommodations which reflects, to the extent included in the Export-Related Borrowing Base, Export-Related Accounts Receivable, Eligible Export-Related Accounts Receivable, Export-Related Inventory, Eligible Export-Related Inventory, Export-Related Overseas Accounts Receivable, Eligible Export-Related Accounts Receivable, Export-Related Overseas Inventory and Eligible Export-Related Overseas Inventory balances that have been reconciled with Borrower’s general ledger, Accounts Receivable Aging Report and Inventory schedule.

“Export-Related General Intangibles” shall mean the Pro Rata Percentage of General Intangibles determined as of the earlier of: (i) the date such General Intangibles are liquidated and (ii) the date Borrower fails to pay when due any outstanding amount of principal or accrued interest payable under the Loan Documents that becomes the basis for a Payment Default on which a Claim is filed.

“Export-Related Historical Inventory Value” shall mean with respect to a Borrower, the relevant Export-Related Sales Ratio multiplied by the lowest of (i) the cost of such Borrower’s Inventory as determined in accordance with GAAP, or (ii) the market value of such Borrower’s Inventory as determined in accordance with GAAP or (iii) the appraised or orderly liquidation value of such Borrower’s Inventory, if Lender has loans and financial accommodations to such Borrower for which it conducts (or contracts for the performance of) such an appraised or orderly liquidation value.

“Export-Related Inventory” shall mean the Inventory of Borrower located in the United States that has been purchased, manufactured or otherwise acquired by Borrower for sale or resale as Items, or to be incorporated into Items to be sold or resold pursuant to Export Orders.

“Export-Related Inventory Value” shall mean, at the date of determination thereof, the lowest of (i) the cost of Eligible Exported-Related Inventory as determined in accordance with GAAP, or (ii) the market value of Eligible Export-Related Inventory as determined in accordance with GAAP or (iii) the lower of the appraised market value or orderly liquidation value of the Eligible Export-Related Inventory, if Lender has other loans and financial accommodations to a Borrower for which it conducts (or contracts for the performance of) such an appraised or orderly liquidation value.

“Export-Related Overseas Accounts Receivable” shall mean those Accounts Receivable arising from the sale of Items which are due and payable outside of the United States either to a Borrower or an Affiliated Foreign Person.

“Export-Related Overseas Accounts Receivable Value” shall mean, with respect to a Loan Facility, at the date of determination thereof, the aggregate face amount of Eligible Export-Related Overseas Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by Ex-lm Bank in writing.

“Export-Related Overseas Inventory” shall mean the Inventory of Borrower located outside of the United States that has been purchased, manufactured or otherwise acquired by such Borrower for sale or resale as Items, or to be incorporated into Items to be sold or resold pursuant to Export Orders.

“Export-Related Overseas Inventory Value” shall mean, at the date of determination thereof, the lowest of (i) the cost of Eligible Export-Related Overseas Inventory as determined in accordance with GAAP, (ii) the market value of Eligible Export-Related Overseas Inventory as determined in accordance with GAAP or (iii) the appraised or orderly liquidation value of the Eligible Export-Related Overseas Inventory, if Lender has other loans and financial accommodations to Borrower or an Affiliated Foreign Person for which it conducts (or contracts for the performance of) such a appraised or orderly liquidation.

“Export-Related Sales Ratio” shall mean with respect to a Borrower, the percentage of such Borrower’s total sales revenue derived from the sale of Eligible Export-Related Inventory over a rolling twelve-month period ending no more than ninety (90) days prior to the date of the relevant Export-Related Borrowing Base Certificate.

“Extension” shall mean, with respect to a Loan Facility, an amendment to the Loan Authorization Agreement extending the Final Disbursement Date on the same terms and conditions as the Loan Facility for an aggregate period not to exceed one hundred and twenty (120) days beyond the original Final Disbursement Date, either as agreed to in writing by Ex-Im Bank or, in the case of Delegated Authority, as notified by Lender to Ex-Im Bank pursuant to its authority under the Delegated Authority Letter Agreement.

“Fast Track Lender Agreement” shall mean the Fast Track Lender Agreement, if any, between Ex-Im Bank and Lender.

“Final Disbursement Date” shall mean the last date on which Lender may make a Disbursement set forth in Section 10 of the Loan Authorization Agreement (including as amended by an Extension) or, if such date is not a Business Day, the next succeeding Business Day; provided, however, to the extent that Lender has not received cash collateral in the amount of the Letter of Credit Obligations or an equivalent full indemnity from Borrower or Guarantor, as applicable, with respect to Letter of Credit Obligations outstanding on the Final Disbursement Date, the Final Disbursement Date with respect to an advance to fund a drawing under such Letter of Credit shall be no later than thirty (30) days after any such drawing which may be no later than the expiry date of the Letter of Credit related thereto.

“GAAP” shall mean the generally accepted accounting principles issued in the United States.

“General Intangibles” shall mean all intellectual property and other “general intangibles” (as such term is defined in the UCC).

“Guarantor” shall mean any Person which is identified in Section 3 of the Loan Authorization Agreement who shall guarantee (jointly and severally if more than one) the payment and performance of all or a portion of the Loan Facility Obligations.

“Guarantee Agreement” shall mean a valid and enforceable agreement of guarantee executed by each Guarantor in favor of Lender.

“Indirect Exports” shall mean finished goods or services that are sold by a Borrower to a Buyer located in the United States, are intended for export from the United States, and are identified in Section 4.A.(2.) of the Loan Authorization Agreement.

“Inventory” shall mean all “inventory” (as such term is defined in the UCC), now or hereafter owned or acquired by Borrower, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

“ISP” shall mean the International Standby Practices-ISP98, International Chamber of Commerce Publication No. 590 and any amendments and revisions thereof.

“Issuing Bank” shall mean the bank that issues a Letter of Credit, which bank is Lender itself or a bank that Lender has caused to issue a Letter of Credit by way of a guarantee or reimbursement obligation.

“Items” shall mean the finished goods or services which are intended for export from the United States, either directly or as an Indirect Export, meet the U.S. Content requirements in accordance with Section 2.01(b)(ii) of this Agreement and are specified in Section 4.A. of the Loan Authorization Agreement.

“Letter of Credit” shall mean a Commercial Letter of Credit or a Standby Letter of Credit.

“Letter of Credit Obligations” shall mean all undrawn amounts of outstanding obligations incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee by Lender or Issuing Bank of Letters of Credit.

“Lien” shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) by which property is encumbered or otherwise charged.

“Loan Agreement” shall mean a valid and enforceable agreement between Lender and a Borrower setting forth, with respect to each Loan Facility, the terms and conditions of such Loan Facility.

“Loan Authorization Agreement” shall mean, as applicable, the duly executed Loan Authorization Agreement, Fast Track Loan Authorization Agreement, or the Loan Authorization Notice, setting forth certain terms and conditions of each Loan Facility, a copy of which is attached hereto as Annex A.

“Loan Authorization Notice” shall mean the Loan Authorization Notice executed by Lender and delivered to Ex-Im Bank in accordance with the Delegated Authority Letter Agreement setting forth the terms and conditions of each Loan Facility.

“Loan Documents” shall mean the Loan Authorization Agreement, the Loan Agreement, this Agreement, each promissory note (if applicable), each Guarantee Agreement, and all other instruments, agreements and documents now or hereafter executed by the applicable Borrower, any Guarantor, Lender or Ex-Im Bank evidencing, securing, guaranteeing or otherwise relating to the Loan Facility or any Credit Accommodations made thereunder.

“Loan Facility” shall mean the Revolving Loan Facility, the Transaction Specific Loan Facility or the Transaction Specific Revolving Loan Facility established by Lender in favor of Borrower under the Loan Documents.

“Loan Facility Obligations” shall mean all loans, advances, debts, expenses, fees, liabilities, and obligations, including any accrued interest thereon, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, arising in connection with the Loan Facility.

“Loan Facility Term” shall mean, with respect to a Loan Facility, the number of months or portion thereof from the Effective Date to the Final Disbursement Date as set forth in the Loan Authorization Agreement as amended.

“Master Guarantee Agreement” shall mean the Master Guarantee Agreement between Ex-Im Bank and Lender, as amended, modified, supplemented and restated from time to time.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any Guarantor, (b) any Borrower’s ability to pay or perform the Loan Facility Obligations in accordance with the terms thereof, (c) the Collateral or Lender’s Liens on the Collateral or the priority of such Lien, or (d) Lender’s rights and remedies under the Loan Documents.

“Maximum Amount” shall mean the maximum Credit Accommodation Amount that may be outstanding at any time under each Loan Facility, as specified in Section 5.A. of the Loan Authorization Agreement.

“Other Assets” shall mean, with respect to a Loan Facility, such other assets of a Borrower to be included in Primary Collateral, which may include cash and marketable securities, or such other assets as Ex-Im Bank agrees to in writing, and disclosed as Primary Collateral in Section 6.A. of the Loan Authorization Agreement. The applicable Advance Rate (to be multiplied by the Other Asset Value) shall be as agreed to by Ex-lm Bank in writing case by case by case and set forth in Section 5.B.(4) of the Loan Authorization Agreement.

“Other Asset Value” shall mean, with respect to a Loan Facility, at the date of determination thereof, the value of the Other Assets as determined in accordance with GAAP.

“Other Collateral” shall mean any additional collateral that Lender customarily would require as security for loan facilities on its own account and risk where the permitted borrowing level is based principally on a borrowing base derived from a borrower’s inventory and accounts receivable, but where such additional collateral does not enter into the borrowing base calculation.

“Permitted Liens” shall mean (a) Liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (b) deposits or pledges securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower’s business; (d) judgment Liens that have been stayed or bonded; (e) mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of Borrower’s business with respect to obligations which are not due; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided, that, any such Lien shall not encumber any other property of Borrower; (g) security interests being terminated concurrently with the execution of the Loan Documents: and (h) Liens disclosed in Section 6.D. of the Loan Authorization Agreement, provided that, except as otherwise permitted by Ex-Im Bank in writing, such Liens in Section 6.D. shall be subordinate to the Liens in favor of Lender on Primary Collateral.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Pro Rata Percentage” shall mean, with respect to a Loan Facility, as of the date of determination thereof, the principal balance of the Credit Accommodations outstanding as a percentage of the combined principal balance of all loans from Lender to such Borrower including the then outstanding principal balance of the Credit Accommodations plus unfunded amounts under outstanding Letters of Credit.

“Principals” shall mean any officer, director, owner, partner, key employee, or other Person with primary management or supervisory responsibilities with respect to Borrower or any other Person (whether or not an employee) who has critical influence on or substantive control over the transactions covered by this Agreement.

“Retainage” shall mean that portion of the purchase price of an Export Order that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Order.

“Retainage Accounts Receivable” shall mean those portions of Eligible Export-Related Accounts Receivable or Eligible Export-Related Overseas Accounts Receivable arising out of a Retainage.

“Retainage Value” shall mean, at the date of determination thereof, the aggregate face amount of Retainage Accounts Receivable as permitted by Ex-Im Bank in writing, less taxes, discounts, credits and allowances, except to the extent otherwise permitted by Ex-Im Bank in writing.

“Revolving Loan Facility” shall mean the credit facility or portion thereof established by Lender in favor of Borrower for the purpose of providing working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations may be made and repaid on a continuous basis based solely on credit availability on the Export-Related Borrowing Base during the term of such credit facility

“Special Conditions” shall mean those conditions, if any, set forth in Section 13 of the Loan Authorization Agreement.

“Specific Export Orders” shall mean those Export Orders specified in Section 5.D. of the Loan Authorization Agreement as applicable for a Transaction Specific Revolving Loan Facility or a Transaction Specific Loan Facility.

“Standby Letters of Credit” shall mean those letters of credit subject to the ISP or UCP issued or caused to be issued by Lender for Borrower’s account that can be drawn upon by a Buyer only if Borrower fails to perform all of its obligations with respect to an Export Order.

“Transaction Specific Loan Facility” shall mean a credit facility or a portion thereof established by Lender in favor of Borrower for the purpose of providing working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations are made based solely on credit availability on the Export-Related Borrowing Base relating to Specific Export Orders and once such Credit Accommodations are repaid they may not be reborrowed.

“Transaction Specific Revolving Loan Facility” shall mean a Revolving Credit Facility established to provide financing of Specific Export Orders.

“UCC” shall mean the Uniform Commercial Code, as the same may be in effect from time to time in the relevant United States jurisdiction.

“UCP” shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments and revisions thereof.

“U.S.” or “United States” shall mean the United States of America including any division or agency thereof (including United States embassies or United States military bases located overseas), and any United States Territory (including without limitation, Puerto Rico, Guam or the United States Virgin Islands).

“U.S. Content” shall mean, with respect to any Item, all the costs, including labor, materials, services and overhead, but not markup or profit margin, which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.

“Warranty” shall mean Borrower’s guarantee to Buyer that the Items will function as intended during the warranty period set forth in the applicable Export Order.

“Warranty Letter of Credit” shall mean a Standby Letter of Credit which is issued or caused to be issued by Lender to support the obligations of Borrower with respect to a Warranty or a Standby Letter of Credit which by its terms becomes a Warranty Letter of Credit.

1.02 Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) the words “this Agreement”, “herein”, “hereof”, “hereunder” or other words of similar import refer to this Agreement as a whole including the schedules, exhibits, and annexes hereto as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, schedules, exhibits, and annexes shall refer to the corresponding sections, schedules, exhibits, and annexes of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Loan Documents, the Delegated Authority Letter Agreement, or the Fast Track Lender Agreement shall include any and all modifications, amendments and supplements thereto and any and all extensions or renewals thereof to the extent permitted under this Agreement.

1.03 Incorporation of Recitals. The Recitals to this Agreement are incorporated into and shall constitute a part of this Agreement.

ARTICLE II.

OBLIGATIONS OF BORROWER

Until payment in full of all Loan Facility Obligations and termination of the Loan Documents, Borrower agrees as follows:

2.01 Use of Credit Accommodations. (a) Borrower shall use Credit Accommodations only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling the Items. Borrower may not use any of the Credit Accommodations for the purpose of: (i) servicing or repaying any of Borrower’s pre-existing or future indebtedness unrelated to the Loan Facility unless approved by Ex-Im Bank in writing; (ii) acquiring fixed assets or capital assets for use in Borrower’s business; (iii) acquiring, equipping or renting commercial space outside of the United States; (iv) paying the salaries of non U.S. citizens or non-U.S. permanent residents who are located in offices outside of the United States; or (v) in connection with a Retainage or Warranty unless approved by Ex-Im Bank in writing.

(b) In addition, no Credit Accommodation may be used to finance the manufacture, purchase or sale of any of the following:

(i) Items to be sold to a Buyer located in a country as to which EX-IM Bank is prohibited from doing business as designated in the Country Limitation Schedule;

(ii) that part of the cost of the Items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the Items and is incorporated into the Items in the United States;

(iii) defense articles or defense services;

(iv) Capital Goods unless in accordance with Section 2.14 of this Agreement; or

(v) without Ex-Im Bank’s prior written consent, any Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

2.02 Security Interests. Borrower agrees to cooperate with Lender in any steps Lender shall take to file and maintain valid, enforceable and perfected security interests in the Collateral.

2.03 Loan Documents and Loan Authorization Agreement. (a) This Agreement and each of the other Loan Documents applicable to Borrower have been duly executed and delivered on behalf of Borrower, and are and will continue to be legal and valid obligations of Borrower, enforceable against it in accordance with its terms.

(b) Borrower shall comply with all of the terms and conditions of this Agreement, the Loan Authorization Agreement and each of the other Loan Documents to which it is a party.

(c) Borrower hereby represents and warrants to Lender that Borrower is an Eligible Person.

2.04 Export-Related Borrowing Base Certificates and Export Orders. (a) In order to receive Credit Accommodations under the Loan Facility, Borrower shall have delivered to Lender an Export-Related Borrowing Base Certificate as frequently as required by Lender but at least within the past month, together with a copy of the Export Order(s) or, for Revolving Loan Facilities, if permitted by Lender, a written summary of the Export Orders (when Eligible Export-Related Inventory and Eligible Overseas Export-Related Inventory are entering the Export-Related Borrowing Base) against which Borrower is requesting Credit Accommodations. In addition, so long as there are any Credit Accommodations outstanding under the Loan Facility, Borrower shall deliver to Lender an Export-Related Borrowing Base Certificate at least once each month. Lender shall determine if daily electronic reporting reconciled monthly may substitute for monthly Export-Related Borrowing Base Certificates. If the Lender requires an Export-Related Borrowing Base Certificate more frequently, Borrower shall deliver such Export-Related Borrowing Base Certificate as required by Lender.

(b) If Lender permits summaries of Export Orders, Borrower shall also deliver promptly to Lender copies of any Export Orders requested by Lender.

2.05 Schedules, Reports and Other Statements. With the delivery of each Export-Related Borrowing Base Certificate required in Section 2.04 above, Borrower shall submit to Lender in writing (a) an Inventory schedule for the preceding month, as applicable, and (b) an Accounts Receivable Aging Report for the preceding month. Borrower shall also furnish to Lender promptly upon request such information, reports, contracts, invoices and other data concerning the Collateral as Lender may from time to time specify.

2.06 Exclusions from the Export-Related Borrowing Base. In determining the Export-Related Borrowing Base, Borrower shall exclude therefrom Inventory which are not Eligible Export-Related Inventory or Eligible Export-Related Overseas Inventory and Accounts Receivable which are not Eligible Export-Related Accounts Receivable or Eligible Export-Related Overseas Accounts Receivable. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender (a) if any than existing Export-Related Inventory or Export-Related Overseas Inventory no longer constitutes Eligible Export-Related Inventory or Eligible Export-Related Overseas Inventory, as applicable or (b) of any event or circumstance which to Borrower’s knowledge would cause Lender to consider any than existing Export-Related Accounts Receivable or Export-Related Overseas Accounts Receivable as no longer constituting an Eligible Export-Related Accounts Receivable or Eligible Export-Related Overseas Accounts Receivable, as applicable.

2.07 Borrowings and Reborrowings. (a) If the Loan Facility is a Revolving Loan Facility or Transaction Specific Revolving Loan Facility, provided that Borrower is not in default under any of the Loan Documents, Borrower may borrow, repay and reborrow amounts under such Loan Facility up to the credit available on the current Export-Related Borrowing Base Certificate subject to the terms of this Agreement and each of the other Loan Documents until the close of business on the Final Disbursement Date.

(b) If the Loan Facility is a Transaction Specific Loan Facility, provided that Borrower is not in default under any of the Loan Documents, Borrower may borrow (but not reborrow) amounts under the Loan Facility up to the credit available on the current Export-Related Borrowing Base Certificate subject to the terms of this Agreement and each of the other Loan Documents until the close of business on the Final Disbursement Date.

2.08 Repayment Terms. (a) The Borrower on a Revolving Loan Facility shall pay in full the outstanding Loan Facility Obligations no later than the first Business Day after the Final Disbursement Date unless such Loan Facility is renewed or extended by Lender consistent with procedures required by Ex-lm Bank.

(b) The Borrower on a Transaction Specific Loan Facility and a Transaction Specific Revolving Loan Facility shall, within two (2) Business Days of the receipt thereof, pay to Lender (for application against the outstanding Loan Facility Obligations) all checks, drafts, cash and other remittances it may receive in payment or on account of the Export-Related Accounts Receivable, Export-Related Overseas Accounts Receivable or any other Collateral, in precisely the form received (except for the endorsement of Borrower where necessary). Pending such deposit, Borrower shall hold such amounts in trust for Lender separate and apart and shall not commingle any such items of payment with any of its other funds or property. Unless a Transaction Specific Loan Facility or Transaction Specific Revolving Loan Facility is renewed or extended by Lender consistent with procedures required by Ex-Im Bank, Borrower shall pay in full all outstanding Loan Facility Obligations no later than the first Business Day after the Final Disbursement Date, except for Eligible Export-Related Accounts Receivables and Eligible Export-Related Overseas Accounts Receivable outstanding as of the Final Disbursement Date and due and payable after such date, for which the principal and accrued and unpaid interest thereon shall be due and payable no later than the first Business Day after the date such Accounts Receivable are due and payable.

2.09 Financial Statements. Borrower shall deliver to Lender the financial statements required to be delivered by Borrower in accordance with Section 11 of the Loan Authorization Agreement.

2.10 Additional Security or Payment. (a) Borrower shall at all times ensure that the Export-Related Borrowing Base equals or exceeds the aggregate outstanding amount of Disbursements. If informed by Lender or if Borrower otherwise has actual knowledge that the Export-Related Borrowing Base is at any time less than the aggregate outstanding amount of Disbursements, Borrower shall, within five (5) Business Days, either (i) furnish additional Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank or (ii) pay to Lender an amount equal to the difference between the aggregate outstanding amount of Disbursements and the Export-Related Borrowing Base.

(b) For purposes of this Agreement, in determining the Export-Related Borrowing Base there shall be deducted from the Export-Related Borrowing Base an amount equal to (i) twenty-five percent (25%) of the undrawn amount of outstanding Commercial Letters of Credit and Standby Letters of Credit and (ii) one hundred percent (100%) of the undrawn amount of outstanding Warranty Letters of Credit less the amount of cash collateral held by Lender to secure Warranty Letters of Credit.

(c) Unless otherwise approved in writing by Ex-Im Bank, for Revolving Loan Facilities (other than Transaction Specific Revolving Loan Facilities), Borrower shall at all times ensure that the sum of the outstanding amount of Disbursements and the undrawn amount of outstanding Commercial Letters of Credit that is supported by Eligible Export-Related Inventory or Eligible Export-Related Overseas inventory (discounted by the relevant Advance Rate percentages) in the Export-Related Borrowing Base does not exceed sixty percent (60%) of the sum of the total outstanding amount of Disbursements and the undrawn amount of all outstanding Commercial Letters of Credit. If informed by Lender or if Borrower otherwise has actual knowledge that the sum of the outstanding amount of Disbursements and the undrawn amount of outstanding Commercial Letters of Credit that is supported by such Inventory exceeds sixty percent (60%) of the sum of the total outstanding Disbursements and the undrawn amount of all outstanding Commercial Letters of Credit, Borrower shall, within five (5) Business Days, either (i) furnish additional non-Inventory Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank, or (ii) pay down the applicable portion of the outstanding Disbursements or (iii) reduce the undrawn amount of outstanding Commercial Letters of Credit such that the above described ratio is not exceeded.

(d) If informed by Lender or if Borrower otherwise has actual knowledge that the conditions of Section 2.16(g) are at any time not being met, Borrower shall, within five (5) Business Days, either (i) furnish additional Collateral to Lender that is not Eligible Export-Related Overseas Accounts Receivable or Eligible Export-Related Overseas Inventory, in form and amount satisfactory to Lender and Ex-Im Bank, or (ii) remove from the Export-Related Borrowing Base the portion of Eligible Export-Related Overseas Accounts Receivable or Eligible Export-Related Overseas Inventory that supports greater than fifty percent (50%) of the Export-Related Borrowing Base.

2.11 Continued Security Interest. Borrower shall not change (a) its name or identity in any manner, (b) the location of its principal place of business or its jurisdiction of organization or formation, (c) the location of any of the Collateral or (d) the location of any of the books or records related to the Collateral, in each instance without giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens upon the Collateral.

2.12 Inspection of Collateral and Facilities. (a) Borrower shall permit the representatives of Lender and Ex-lm Bank to make at any time during normal business hours inspections of the Collateral and of Borrower’s facilities, activities, and books and records, and shall cause its officers and employees to give full cooperation and assistance in connection therewith.

(b) Borrower agrees to facilitate Lender’s conduct of field examinations at Borrower’s facilities in accordance with the time schedule and content for such examinations that Lender requests. Such field examinations shall address at a minimum: (x) the value of the Collateral against which Credit Accommodations may be provided, (y) the amount, if any, that the aggregate outstanding amount of Disbursements exceeds the Export-Related Borrowing Base and (z) whether such Borrower is in material compliance with the terms of each of the Loan Documents. Such field examinations shall include an inspection and evaluation of the Export-Related Inventory and Export-Related Overseas Inventory, a book audit of Export-Related Accounts Receivable and Export-Related Overseas Accounts Receivable, a review of the Accounts Receivable Aging Reports and a review of Borrower’s compliance with any Special Conditions. Lenders who opt to use the Export-Related Historical Inventory Value in the Export-Related Borrowing Base calculation shall reconcile those numbers against the calculation for the relevant time periods using the Export-Related Inventory Value. Whenever Export-Related Accounts Receivable or Export-Related Inventory derived from Indirect Exports are in the Export-Related Borrowing Base, Lender shall verify compliance with Section 2.15 herein, including taking a random sampling of ultimate foreign purchasers.

2.13 General Intangibles. Borrower represents and warrants that it owns, or is licensed to use, all General Intangibles necessary to conduct its business as currently conducted except where the failure of Borrower to own or license such General Intangibles could not reasonably be expected to have a Material Adverse Effect.

2.14 Economic Impact Approval. (a) For Loan Facilities up to and including $10 million, Borrower acknowledges that Capital Goods may not be included as Items, and Export-Related Inventory, Export-Related Overseas Inventory, Export-Related Accounts Receivable and Export-Related Overseas Accounts Receivable in connection with the sale of such Capital Goods may not be included in the Export-Related Borrowing Base, if such Capital Goods would enable a foreign buyer to establish or expand production of a product where, as of the date of the Economic Impact Certification covering such Item: (i) the Buyer is subject to a Final Anti-Dumping (AD) or Countervailing Duty (CVD) order, or a Suspension Agreement arising from a AD or CVD investigation, and such product is substantially the same as the product that is the subject of the AD/CVD order or suspension agreement; or (ii) the Buyer is the subject of a Section 201 injury determination by the International Trade Commission (“ITC”) and such product is substantially the same as a product that is the subject of the ITC injury determination. Borrower may consult with Ex-Im Bank regarding the appropriate application of this Section 2.14(a) and may, at its option, request that Ex-Im Bank issue an Economic Impact Approval covering any Items listed in Section 4.A. of the Loan Authorization Agreement. For Loan Facilities over $10 million involving Items that are Capital Goods, Borrower shall obtain from Ex-Im Bank, and abide by, an Economic Impact Approval covering all Items listed in Section 4(A) of the Loan Authorization Agreement.

(b) Borrower shall provide Lender with a certification in the form of Annex B (an “Economic Impact Certification”) covering the Items stated in Section 4(A) of the Loan Authorization Agreement prior to Lender including such Items in the Loan Authorization Agreement. Prior to Lender amending the Loan Authorization Agreement to include additional Items, Borrower shall provide Lender with an additional Economic Impact Certification covering such additional Items.

2.15 Indirect Exports. Indirect Exports may be included as Items in a Loan Facility provided that funds available under such Loan Facility’s Export-Related Borrowing Base supported by Accounts Receivable and Inventory derived from Indirect Exports at no time exceed ten percent (10%) of the Maximum Amount of such Loan Facility, and provided, further that (a) the ultimate foreign buyer for the Items must be located in a country in which Ex-Im Bank is not legally prohibited from doing business in accordance with the Country Limitation Schedule, and (b) the Borrower must make available to Lender verifiable evidence of intent to export the Indirect Exports from the United States, which evidence may be contained in the Export Orders and Accounts Receivable Aging Reports and supporting documents. Lender must obtain written consent from Ex-Im Bank prior to including funds derived from Indirect Exports in an Export-Related Borrowing Base above the ten percent (10%) threshold.

2.16 Overseas Inventory and Accounts Receivable. Upon the prior written consent of Ex-Im Bank, Export-Related Overseas Accounts Receivable and Export-Related Overseas Inventory of a Borrower or of an Affiliated Foreign Person (as defined below) may be included in the Export-Related Borrowing Base provided that conditions required by Ex-Im Bank, including the following, are met:

(a) the Affiliated Foreign Person, if any, has been approved by Ex-Im Bank;

(b) the Affiliated Foreign Person, if any, is a Borrower under the relevant Loan Facility;

(c) notwithstanding the Maximum Amount of the Loan Facility, all payments due and payable on such Export-Related Overseas Accounts Receivable are collected through a cash collateral account under Lender’s control;

(d) as of the Effective Date, or such later date when the Export-Related Overseas Accounts Receivable and/or Export-Related Overseas Inventory are added to the Loan Facility, Lender has obtained a valid and enforceable first priority Lien in the Export-Related Overseas Accounts Receivable and Export-Related Overseas Inventory, as applicable;

(e) as of the Effective Date, or such later date when the Export-Related Overseas Accounts Receivable and/or Export-Related Overseas Inventory are added to the Loan Facility, Lender has obtained a legal opinion confirming the security interest in the Export-Related Overseas Accounts Receivable and Export-Related Overseas Inventory;

(f) the Export-Related Overseas Accounts Receivable are due and payable in United States Dollars or other currency acceptable to Ex-Im Bank; and

(g) at no time may the portion of the Export-Related Borrowing Base derived from Eligible Export-Related Overseas Accounts Receivable and Eligible Export-Related Overseas Inventory exceed fifty percent (50%) of the Export-Related Borrowing Base.

For purposes hereof, an “Affiliated Foreign Person” shall mean a subsidiary or affiliate of a Borrower on the same Loan Facility, which has duly executed as a Borrower all of the applicable Loan Documents and any other documents required by Ex-Im Bank, meets all of the requirements of the definition of Eligible Person other than subclause (a) thereof and is in good standing in the country of its formation or otherwise authorized to conduct business in such country.

2.17 Country Limitation Schedule. Unless otherwise informed in writing by Lender or Ex-Im Bank, Borrower shall be entitled to rely on the last copy of the Country Limitation Schedule distributed from Lender to Borrower.

2.18 Notice of Certain Events. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender in writing of the occurrence of any of the following:

(a) Borrower or any Guarantor (i) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) takes any action for the purpose of effecting any of the foregoing;

(b) any Lien in any of the Collateral, granted or intended by the Loan Documents to be granted to Lender, ceases to be a valid, enforceable, perfected, first priority Lien (or a lesser priority if expressly permitted pursuant to Section 6 of the Loan Authorization Agreement) subject only to Permitted Liens;

(c) the issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within thirty (30) calendar days;

(d) any proceeding is commenced by or against Borrower or any Guarantor for the liquidation of its assets or dissolution;

(e) any litigation is filed against Borrower or any Guarantor which has had or could reasonably be expected to have a Material Adverse Effect and such litigation is not withdrawn or dismissed within thirty (30) calendar days of the filing thereof;

(f) any default or event of default under the Loan Documents;

(g) any failure to comply with any terms of the Loan Authorization Agreement;

(h) any material provision of this Agreement or any other Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms;

(i) any event which has had or could reasonably be expected to have a Material Adverse Effect; or

(j) the aggregate outstanding amount of Disbursements exceeds the applicable Export-Related Borrowing Base.

2.19 Insurance. Borrower will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Borrower will provide evidence of such insurance to Lender on the proper Accord Form, so that Lender is satisfied that such insurance is, at all times, in full force and effect Each property insurance policy shall name Lender as loss payee or mortgagee and shall contain a lender’s loss payable endorsement in form acceptable to Lender and each liability insurance policy shall name Lender as an additional insured. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days’ prior written notice to Lender and shall otherwise be in form and substance satisfactory to Lender. Borrower will promptly deliver to Lender copies of all reports made to insurance companies.

2.20 Taxes. Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by Borrower and will timely pay all such items in the future as they became due and payable. Borrower may, however, defer payment of any contested taxes; provided, that Borrower (a) in good faith contests Borrower’s obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral; and (d) maintains adequate reserves therefore in conformity with GAAP.

2.21 Compliance with Laws. Borrower represents and warrants that it has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to Borrower’s ownership of real or personal property, the conduct and licensing of Borrower’s business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.

2.22 Negative Covenants. Without the prior written consent of Ex-lm Bank and Lender, Borrower shall not: (a) merge, consolidate or otherwise combine with any other Person; (b) acquire all or substantially all of the assets or capital stock of any other Person; (c) sell, lease, transfer, convey, assign or otherwise dispose of any of its assets, except for the sale of Inventory in the ordinary course of business and the disposition of obsolete equipment in the ordinary course of business; (d) create any Lien on the Collateral except for Permitted Liens; (e) make any material changes in its organizational structure or identity; or (f) enter into any agreement to do any of the foregoing.

2.23 Cross Default. Borrower shall be deemed in default under the Loan Facility if Borrower fails to pay when due any amount payable to Lender under any loan or other credit accommodations to Borrower whether or not guaranteed by Ex-Im Bank.

2.24 Munitions List. If any of the Items are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations), Borrower shall send a written notice promptly, but in any event within five (5) Business Days, of Borrower learning thereof to Lender describing the Items(s) and the corresponding invoice amount

2.25 Suspension and Debarment, etc. On the date of this Agreement neither Borrower nor its Principals are (a) debarred, suspended. proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations or (b) indicted, convicted or had a civil judgment rendered against Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. Borrower will provide immediate written notice to Lender if at any time it learns that the certification set forth in this Section 2.24 was erroneous when made or has become erroneous by reason of changed circumstances.

ARTICLE III.

RIGHTS AND REMEDIES

3.01 Indemnification. Upon Ex-Im Bank’s payment of a Claim to Lender in connection with the Loan Facility pursuant to the Master Guarantee Agreement, Ex-Im Bank may assume all rights and remedies of Lender under the Loan Documents and may enforce any such rights or remedies against Borrower, the Collateral and any Guarantors. Borrower shall hold EX-IM Bank and Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by Borrower or its agent to Ex-Im Bank or Lender in connection with the Loan Facility, this Agreement, the Loan Authorization Agreement or any other Loan Documents or (b) any material breach by Borrower of the terms and conditions of this Agreement, the Loan Authorization Agreement or any of the other Loan Documents. Borrower also acknowledges that any statement, certification or representation made by Borrower in connection with the Loan Facility is subject to the penalties provided in Article 18 U.S.C. Section 1001.

3.02 Liens. Borrower agrees that any and all Liens granted by it to Lender are also hereby granted to Ex-Im Bank to secure Borrower’s obligation, however arising, to reimburse Ex-Im Bank for any payments made by Ex-Im Bank pursuant to the Master Guarantee Agreement. Lender is authorized to apply the proceeds of, and recoveries from, any property subject to such Liens to the satisfaction of Loan Facility Obligations in accordance with the terms of any agreement between Lender and Ex-Im Bank.

ARTICLE IV.

MISCELLANEOUS

4.01 Governing Law. This Agreement and the obligations arising under this Agreement shall be governed by, and construed in accordance with, the law of the state governing the Loan Agreement.

4.02 Notification. All notices required by this Agreement shall be given in the manner and to the parties provided for in the Loan Agreement.

4.03 Partial Invalidity. If at any time any of the provisions of this Agreement becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, the validity nor the enforceability of the remaining provisions hereof shall in any way be affected or impaired.

4.04 Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, PROCEEDING OR OTHER LITIGATION BROUGHT TO RESOLVE ANY DISPUTE ARISING UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT, ANY LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR. THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF LENDER, EX-IM BANK, OR ANY OTHER PERSON, RELATING TO THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT OR ANY OTHER LOAN DOCUMENT.

4.05 Consequential Damages. Neither Ex-Im Bank, Lender nor any agent or attorney for any of them shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Loan Facility Obligations.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed as of the 7th day of May, 2010.

Impinj, Inc.
(Name of Borrower)

By:	/s/ Evan Fein
(Signature)

Name:	Evan Fein
(Print or Type)

Title:	SVP Finance
(Print or Type)

ACKNOWLEDGED:

Silicon Valley Bank
(Name of Borrower)

By:	/s/ Nick Christian
(Signature)

Name:	Nick Christian
(Print or Type)

Title:	Relationship Manager
(Print or Type)

ANNEXES:

Annex A	- Loan Authorization Agreement, Fast Track Loan Authorization Agreement or Loan Authorization Notice, as applicable

Annex B	- Economic Impact Certification

CONSENT OF GUARANTORS

Each of the undersigned as a Guarantor of the obligations of Borrower to the Lender executing the foregoing Agreement hereby agrees that the foregoing Agreement, each of their respective Guarantee Agreements and each other Loan Documents may be assigned to the Export-Import Bank of the United States.

[INDIVIDUAL GUARANTOR]

[CORPORATE GUARANTOR]
By:
Name:
Title:

ANNEX E

Economic Impact Certification

I am making this Economic Impact Certification on behalf of Impinj, Inc. (the “Borrower”) pursuant to Section 2.14(b) of the Borrower Agree tent applicable to the Borrower’s Loan Facility. All capitalized terms not otherwise defined in this Certification are as defined in the Borrower Agreement.

I hereby certify that:

☒ No Items listed in Section 4.A.(1.) of the Loan Authorization Agreement applicable to the Borrower’s Loan Facility are Capital Goods.

☒ No Items being added to Section 4.A.(1.) of the Loan Authorization Agreement in amending such document are Capital Goods.

☐ The Items listed below are Capital Goods. In accordance with Section 2.14(a) of the Borrower Agreement, the Borrower has either conducted its own analysis or obtained an Economic Impact Approval concluding that such Items do not require any restrictions. The Economic Impact Approval or Borrower’s analysis supporting this conclusion is attached.

☐ The Items listed below are Capital Goods. In accordance with Section 2.14(a) of the Borrower Agreement, the Borrower has either conducted its own analysis or obtained an Economic Impact Approval that identifies certain restrictions. The Borrower shall abide by the terms of such restrictions throughout the term of the Loan Facility. The Economic Impact Approval or Borrower’s analysis enumerating the restrictions is attached.

I certify that I am au authorized to sign this Certification on behalf of the Borrower.

/s/ Evan Fein	5/7/10
(Name of Borrower)	Date

OMB No.: Expiration Date: July 31, 2012

(SBA Use Only) Date Received C.I.D. No. Intermediary	U.S. SMALL BUSINESS ADMINISTRATION EXPORT-IMPORT BANK OF THE UNITED STATES JOINT APPLICATION FOR EXPORT WORKING CAPITAL GUARANTEE	(Ex-Im Bank Use Only) Date Received

PART A. PRINCIPAL PARTIES

1 .Borrower/Exporter Please check the appropriate answer: New to Ex-Im Bank or SBA?	☒ Yes ☐ No

Company Name.	D&B No.		Telephone No.
Impinj, Inc.			206 517-5300
Name and Title of Contact Person		Federal ID No.	Fax No.
Evan Fein		91-2041398	206 517-5262
Address	City	State	Zip
701 N 34th St Suite 300	Seattle	WA	98103
Gross Sales:	No of Full-Time Employees:	Primary North American Industrial Classification System (NAIC) No.:	“Small Business Concern” as described in SBA Guidelines?
$ 29 M	103	334413	☐ Yes ☒ No

Has the Borrower or its owner(s), or the Guarantor ever filed for protection under U.S. bankruptcy laws? Has either had an involuntary bankruptcy petition filed against it?

☐  Yes         ☒  No

Is the Borrower a minority-owned business?  ☐  Yes        ☒  No                     A woman-owned business?  ☐  Yes        ☒  No

2. Borrower’s Management (Proprietors, partners, officers, directors and holders of all outstanding stock or other ownership interests -100% of ownership must be shown. Include anyone who was a principal within the last six months.) Attach separate sheet of paper if necessary.

Name	Complete Street Address	% owned	Social Security Number	Title/Management position	Gender* (M/)F

Race* (check one or more boxes)  ☐  American Indian/Alaskan Native;  ☐  Black/African American;  ☐  Asian;  ☐  Native Hawaiian/Pacific Islander;   ☐  White, Ethnicity*:  ☐  Hispanic/Latino;  ☐  Not Hispanic/Latino

Military Services Status* (choose one):  ☐  Non-Veteran:  ☐  Veteran:  ☐  Service Disabled Veteran

Race* (check one or more boxes)  ☐  American Indian/Alaskan Native;  ☐  Black/African American;  ☐  Asian;  ☐  Native Hawaiian/Pacific Islander;  ☐  White, Ethnicity*:  ☐  Hispanic/Latino;  ☐  Not Hispanic/Latino

Military Services Status* (choose one):  ☐  Non-Veteran:  ☐  Veteran:  ☐   Service Disabled Veteran

Race* (check one or more boxes)  ☐  American Indian/Alaskan Native;  ☐  Black/African American;  ☐  Asian;  ☐  Native Hawaiian/Pacific Islander;  ☐  White, Ethnicity*:  ☐  Hispanic/Latino;  ☐  Not Hispanic/Latino

Military Services Status* (choose one):  ☐  Non-Veteran:  ☐  Veteran:  ☐   Service Disabled Veteran

*This information is collected for statistical purposes only. It has no bearing on the credit decision. Disclosure is voluntary.
3. Borrower’s Affiliate(s) If more than one affiliate, please attach separate sheet of paper.

Company Name.	D&B No.		Telephone No.
N/A
Name and Title of Contact Person		Federal ID No.	Fax No.

Street Address	City	State	Zip

4. Personal Guarantor(s) If more than one guarantor, please attach separate sheet of paper.
Name N/A	Social Security No.		Telephone No.

Date of Birth	Place of Birth		Fax No.

Street Address	City		State Zip

EIB-SBA Form 84-1

01.07

OMB No.: 3048-0003 Expiration Date: July 31, 2012

5. Lender Please circle the appropriate answer: New to Ex-im Bank or SBA? Yes (If yes, submit annual report.) No
Name	Federal ID No.	Telephone No.	Fax No.
Silicon Valley Bank	94-2875-288	408-654-1053	408-969-6501
Address	City	State	Zip
3003 Tasman Drive	Santa Clara	CA	95054

PART B. INFORMATION ABOUT THIS TRANSACTION

1. Loan Information
Loan Amount:	Term of Loan:	Type of Loan (check one):
$	☐ 6 Months ☐ Other (specify) ☐ 1 year	☒ Revolving ☐ Transaction(s) Specific
Interest Rate to be Charged: Lender Interest Rate % Per Annum	Other Fees or Charges (type and amount):	Renewal? ☐ Yes ☐ No
If Interest Rate is to be Variable: Base Rate: Adjusted Period:	Conversion of Preliminary Commitment? ☐ Yes If yes: commitment #	Were You Assisted by an Ex-Im City/State Partner or a Small Business Development Center? ☐ Yes ☐ No
(Monthly, Quarterly, Annually, etc.)	☐ No	Name:
Spread:		Address:
Base Rate Source:		Contact Name:
(WSJ, LIBOR, etc.)		Telephone No:

2. Transaction Information
Products/Goods/Services to be exported (description): RFID readers and chips
Estimated Total Export Sales to be supported by this Loan: $52 M
Principal Countries of Export (please identify the top 3 countries): Korea, Netherlands, Japan
(Ex-Im Bank applicants only) U.S. Content Percentage: 60%

Please estimate the number of jobs to be supported by this Loan: 50	# of existing jobs maintained: 50	# of additional jobs created: 5

Are Performance Guarantees or Standby Letters of Credit to be issued under this Loan?	Yes ☐	No ☒	Percentage of Loan to be utilized for performance guarantees: %
3. (Ex-Im Bank applicants only) Please answer the following questions about the “export items” to be exported from the U.S.
a. Military Is the buyer of the export items associated in any way with the military? Are the items to be used by the military, or are they defense articles, or do they have a military application?	Yes ☐	No ☒	If yes, please attach a description of the buyer or items, as applicable.
b. Nuclear Are the export items to be used in the construction, alteration, operation, or maintenance of nuclear power, enrichment, reprocessing, research, or heavy water production facilities?	Yes ☐	No ☒	If yes, please attach a description of the items/
c. Environment Are the export items to be used for an environmental project or do they have perceptible environmental benefits?	Yes ☐	No ☒	If yes, please attach a description of the items, including the following information: If transaction related to a specific project, identify the project; project location; and project sector or industry. If not related to a specific project, identify the sector in which items are to be used to create an environmental benefit.
d. Munitions Are the export items on the U.S. Munitions Control List (Part 121 of Title 22 of the Code of Federal Regulations), or do they require a validated export license from the Bureau of Export Administration?	Yes ☐	No ☒	If yes, please attach a description of the items. If uncertain whether a validated export license is required, written verification from the appropriate licensing agency may be required before the loan approval.

EIB-SBA Form 84-1

01.07

OMB No.: 3048-0003

Expires July 31, 2012

PART C. CERTIFICATIONS

*Please attach a signed, duplicate original of Part C for each Borrower and each Lender

1.      Borrower and Lender Certifications

The undersigned, each as authorized representative of the Borrower and the Lender (respectively) and on its behalf, each independently make the following certifications:

Debarment/Suspension - I certify and acknowledge that neither I nor my Principals have within the past 3 years been a) debarred, suspended, declared ineligible from participating in, or voluntarily excluded from participation in, a Transaction; b) formally proposed for debarment, with a final determination still pending; c) indicted, convicted or had a civil judgment rendered against us for any of the offenses listed in the Regulations; d) delinquent on any amounts due and owing to the U.S. Government or its agencies or instrumentalities as of the date of execution of this certification; or the undersigned has received a written statement of exception from Ex-Im Bank or SBA attached to this certification, permitting participation in this Transaction despite an inability to make certifications a) through d) in this paragraph. I further certify that I have not and will not knowingly enter into any agreements in connection with the goods and/or services purchased with the proceeds of this loan with any individual or entity that has been debarred, suspended, declared ineligible from participating in, or voluntarily excluded from participation in a Transaction. All capitalized terms not defined herein shall have the meanings set forth in the Government-wide Non-procurement Suspension and Debarment Regulations (“Regulations”), 2 C.F.R. Part 180 (adopted by reference in 2 C.F.R. part 2700 (SBA Debarment Regulations) and 2 C.F.R. Part 3513 (Ex-Im Bank Debarment Regulations)). I am not listed on any of the publicly available debarment lists of the following international financial institutions: World Bank Group, African Development Bank, Asian Development Bank, European Bank for Reconstruction and Development and the Inter-American Development Bank.

Compliance with Laws - In addition, I certify that neither I nor anyone acting on my behalf, such as agents, have engaged or will engage in any activity in connection with this transaction that is a violation of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. 78dd-1, et seq. (which provides for civil and criminal penalties against individuals who directly or indirectly make or facilitate corrupt payments to foreign officials to obtain or keep business) Further, I have not engaged, and will not engage, in any activity in connection with this transaction that is a violation of the Arms Export Control Act, 22 U.S.C. 2751 et seq., the International Emergency Economic Powers Act, 50 U.S.C. 1701 et seq., or the Export Administration Act of 1979, 50 U.S.C. 2401 et seq. I have not been found by a court of the United States to be in violation of any of these statutes within the preceding 12 months and, to the best of my knowledge, the performance by the parties to this transaction of their respective obligations does not violate any other applicable law.

Further, neither I nor anyone acting on my behalf in connection with this transaction is currently under charge or has been, within the past 5 years, convicted in any court or subject to national administrative measures of any country for bribery of foreign public officials.

Lobbying (applicable to Lender only) - I certify to the best of my knowledge and belief, that if any funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this commitment providing for the United States to guarantee a loan, I will complete and submit a Standard Form-LLL, “Disclosure Form to Report Lobbying” in accordance with its instructions. Submission of this statement is imposed by 31 U.S.C. 1352 as a prerequisite for making or entering into this transaction. Any person who fails to file this statement when required is subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

False Statements - I certify that the representations made and the facts stated in this application and its attachments are true to the best of my knowledge and belief, and I have not misrepresented or omitted any material facts. I understand that knowingly making false statements or overvaluing a security to obtain a Government-guaranteed loan can subject me to a fine of up to $250,000 and imprisonment for up to five years under 18 U.S.C. 1001.

Borrower:
Name of Borrower Evan Fein/Impinj, Inc.
Signature /s/ Evan Fein	Date 5/7/10
Name and Title of Authorized Representative (Print or Type) Evan Fein, SVP Finance

Name of Borrower Silicon Valley Bank
Signature	Date
Name and Title of Authorized Representative (Print or Type)

EIB-SBA Form 84-1

01.07